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                                                                   EXHIBIT 10.25

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                              AETHER SYSTEMS, INC.
                         COMMON STOCK PURCHASE AGREEMENT

        THIS Common STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into (entrance into this Agreement, "SIGNING") as of November 5, 2001 (the "SIGNING DATE"), by and between Aether Systems, Inc., a Delaware corporation (the "COMPANY"), and America Online, Inc., a Delaware corporation (the "PURCHASER"). The Company and the Purchaser may be referred to herein individually as a "PARTY" and collectively as the "PARTIES."

        WHEREAS, the Purchaser has indicated a desire to purchase from the Company shares of the Company's common stock, $0.01 par value per share ("COMMON STOCK"); and

        WHEREAS, the Company has indicated a desire to sell shares of Common Stock to the Purchaser and to register such securities under the Securities Act (as such term is defined herein) on the terms set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the Parties do hereby covenant and agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

        1.1 PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, that number of shares of Common Stock equal to the aggregate purchase price of Five Million Dollars ($5,000,000) (the "PURCHASE PRICE") divided by the average of the closing prices per share of Common Stock for the ten (10) trading days immediately prior to but excluding the Signing Date as reported on the Nasdaq National Market ("PURCHASED SHARE PRICE," with the shares obtained by dividing the Purchase Price by the Purchased Share Price being referred to in this Agreement as the "PURCHASED SHARES"). The Company shall only issue whole shares rounded up to the next whole number. The Common Stock shall have the rights, terms and privileges set forth in the Company's Amended and Restated Certificate of Incorporation. Terms used herein as defined terms that are not defined in the context hereof shall have the meaning set forth in Article IX.

        1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI and Article VII hereof as of the Closing Date, a closing of the sale and purchase of the Purchased Shares ("CLOSING") shall take place immediately prior to the Company's filing the Purchased Shares Registration Statement with the Commission (the date of Closing, the "CLOSING DATE"). The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C. 20037, or such other place as shall be mutually agreed upon by the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser evidence of entry on the Company's books and records that the Purchaser is the record holder of the Purchased Shares upon receipt by the Company of payment of the Purchase Price by or on behalf of the Purchaser to the

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Company by wire transfer of immediately available funds to an account designated in writing by the Company in a written notice delivered to the Purchaser.

        1.3 5% INITIAL SHARES. Notwithstanding the foregoing provisions of this Article I, the Purchaser shall not be required to purchase at Closing more than the number of shares of Common Stock ("INITIAL THRESHOLD SHARES") equal to one less than that number of shares that would result in the Purchaser's becoming the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of 5% or more of the Company's outstanding Common Stock determined by counting all Purchased Shares (the difference between the number of Purchased Shares and the number of Initial Threshold Shares, "5% INITIAL SHARES").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        In order to induce the Purchaser to purchase the Purchased Shares, the Company hereby represents and warrants to the Purchaser as follows, except as set forth on the Schedule of Exceptions attached hereto as Exhibit E:

        2.1 ORGANIZATION, CORPORATE POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to conduct its business as presently conducted and as currently proposed to be conducted by it, except where failure to have power and authority would not have a Material Adverse Effect. The Company has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement has been duly and validly approved and authorized by all necessary corporate action on its part. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

        2.2 CONSENTS AND APPROVALS; NO CONFLICTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "GOVERNMENTAL ENTITY") or any other Person is required on the part of the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of any of the transactions contemplated hereby, including without limitation the offer, issuance, sale and delivery of the Purchased Shares, except such filings as shall have been made prior to and shall be effective on and as of the Signing and such filings required to be made after the Signing under applicable federal and state securities laws. Based on the representations made by the Purchaser in Section 4.1 of this Agreement, the offer and sale of the Purchased Shares to the Purchaser will be in compliance with applicable federal and state securities laws. Neither the execution and delivery of

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this Agreement nor the consummation of the transactions or performance of the
Company's obligations contemplated hereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of (i) the Company's Certificate of Incorporation or Bylaws, each as is currently in effect, (ii) any instrument, contract or agreement that is material to the business of the Company and its subsidiaries taken as a whole or (iii) any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, except in the case of clause (ii) and (iii), for violations, breaches, defaults or conflicts that would not have a Material Adverse Effect or as disclosed in the Company Reports.

        2.3 AUTHORIZED AND OUTSTANDING STOCK. The authorized capital stock of the Company (immediately prior to the Signing) consists of 1,000,000,000 shares of Common Stock, 40,956,353 of which were issued and outstanding as of October 12, 2001, and 1,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), none of which is issued and outstanding. As of October 12, 2001, options and warrants to purchase 6,484,096 shares of Common Stock and 598,478 shares of restricted Common Stock under the Company's employee and director benefit plans were issued and outstanding. In addition, warrants to purchase 893,665 additional shares of Common Stock were issued and outstanding on that date. Since October 12, 2001, the Company has not issued any options or warrants or any capital stock other than Common Stock issued upon the exercise of options and warrants outstanding on that date or upon the issuance of options and/or warrants for newly hired employees since that date. As of the Signing Date, there are not issued and outstanding options to purchase more than 6,684,096 shares of Common Stock under the Company's employee and director benefit plans.

        2.4 ISSUANCE OF SECURITIES. The Purchased Shares and the Capital Call Shares (if any), when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable. None of the offer, issuance or sale of the Purchased Shares or the Capital Call Shares (if any) is subject to, or in violation of, any preemptive rights, rights of first refusal, or other rights to purchase such stock, pursuant to any agreement or commitment of the Company.

        2.5 COMMISSION DOCUMENTS; FINANCIAL INFORMATION. The Company has made all filings with the Commission required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the Securities Act of 1933, as amended (the "SECURITIES Act"), on a timely basis. The Company has previously made available to the public (including the Purchaser) complete and accurate copies, as amended or supplemented through the date hereof, of the following forms filed with the Commission: (i) Form 10-Q under the Exchange Act for the period ended March 31, 2001, (ii) Form 10-Q under the Exchange Act filed for period ended June 30, 2001, (ii) Form 10-K, as amended, for the fiscal year ended December 31, 2000, and (iv) each Form 8-K filed during fiscal year 2001 prior to the Signing Date (such reports are collectively referred to herein as the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the

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periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly presented in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments, none of which will be material) the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

        2.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports, since June 30, 2001, there has been no change, event or effect that is materially adverse to the assets, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except for those changes, events and effects that are directly caused by (a) conditions affecting the United States economy as a whole but not affecting the Company more than similarly situated Persons, or (b) fluctuations in the market price of the Common Stock.

        2.7 LITIGATION. Except as disclosed in the Company Reports, there is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Company or any of its subsidiaries, or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which (a) questions the validity of this Agreement or the right of the Company to enter into this Agreement or perform any of its obligations hereunder or (b) would have a Material Adverse Effect.

        2.8 UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liability (whether absolute, accrued, contingent or otherwise), except for (i) liabilities reflected in the Company Reports, (ii) liabilities which have arisen since June 30, 2001 in the ordinary course of business and that are consistent with past experience and (iii) contractual liabilities incurred in the ordinary course of business.

        2.9 COMPLIANCE WITH LAWS. Neither the Company nor any of its subsidiaries is (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations applicable to it or its business as previously or currently being conducted, except where such judgments, decrees, orders, writs or injunctions or violations would not have a Material Adverse Effect or as disclosed in the Company Reports.

        2.10 NO BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

                                  ARTICLE III

                            COVENANTS OF THE COMPANY

        Without limiting any other covenants and provisions hereof or as may be otherwise set forth below, the Company covenants and agrees that it will observe the following covenants on and after the date hereof and for so long as Purchaser holds any shares of Common Stock:

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        3.1     THE COMPANY SEC DOCUMENTS. Commencing on the Signing Date and
continuing until the date on which all of the Purchased Shares and the Capital Call Shares (if any) shall no longer be deemed to be Registrable Securities, the Company shall continue to file all reports in accordance with Section 13 and
Section 15(d) of the Exchange Act with the Commission in order to maintain the Company's eligibility to register the Registrable Securities on Form S-3 (or any successor form thereto).

        3.2     PURCHASER PUT RIGHTS.

                (a) If the Purchased Shares Registration Statement has not been declared effective by the Commission within 150 days of the Signing Date, then the Purchaser may, by written notice given to the Company not later than forty-five (45) days following such date, require that the Company purchase from the Purchaser, and the Company shall purchase from the Purchaser, the Purchased Shares for the Purchase Price. In such event, no later than five (5) business days following delivery to the Company of the written notice required by the immediately preceding sentence, the Company shall pay to the Purchaser the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Purchaser in such written notice.

                (b) If any of the Year 1 Registration Statement, the Year 2 Registration Statement, or the Year 3 Registration Statement has not been declared effective by the Commission within 150 days of the first, second, or third anniversary of the Signing Date (respectively), then the Purchaser may, by written notice given to the Company not later than forty-five (45) days following such date, require that the Company purchase from the Purchaser, and the Company shall purchase from the Purchaser, the Registrable Securities covered by such Registration Statement for the aggregate purchase price paid by the Purchaser for those Registrable Securities (e.g., the Year 1 Price, the Year 2 Price, or the Year 3 Price). In that event, no later than five (5) business days following delivery to the Company of the written notice required by the immediately preceding sentence, the Company shall pay to the Purchaser such aggregate purchase price by wire transfer of immediately available funds to an account designated in writing by the Purchaser in such written notice.

                (c)     If the Purchaser exercises its put rights under this
Section 3.2 with respect to any Registrable Securities, then the Company may withdraw from the Commission the Registration Statement covering such Registrable Securities.

                                   ARTICLE IV

                            PURCHASER REPRESENTATIONS

        4.1 REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Company, understanding and agreeing that the Company is entering into this Agreement in part in reliance on such representations and warranties, as follows:

                (a) Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

                (b) Purchaser has been advised by the Company that the Purchased Shares and the Capital Call Shares (if any) have not been registered under the Securities Act, that the

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Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by Purchaser in this Agreement. Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities;

                (c) Purchaser is purchasing the Purchased Shares and the Capital Call Shares (if any) for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

                (d) By reason of its business or financial experience, Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder; and

                (e) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Purchaser, the Company, or any of its subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser.

        4.2 LITIGATION. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Purchaser, or, to the Purchaser's knowledge, threatened against the Purchaser which questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or perform any of its obligations hereunder.

        4.3 CONSENTS AND APPROVALS; NO CONFLICTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or any other Person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, except such filings as shall have been made prior to and shall be effective on and as of the Signing and such filings required to be made after the Signing under applicable federal and state securities laws. Neither the execution and delivery of this Agreement nor the consummation of the transactions or performance of the Purchaser's obligations contemplated hereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of (i) the Purchaser's Certificate of Incorporation or Bylaws, each as is currently in effect, (ii) any instrument, contract or agreement that is material to the business of the Purchaser or (iii) any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Purchaser, except in the case of clause (ii) and (iii), for violations, breaches, defaults or conflicts that would not have a Material Adverse Effect.

        4.4 ORGANIZATION, CORPORATE POWER AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Purchaser is

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duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. The execution, delivery and performance by the Purchaser of this Agreement has been duly and validly approved and authorized by all necessary corporate action on its part. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

        4.5 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser.

                                   ARTICLE V

                           COVENANTS OF THE PURCHASER

        Without limiting any other covenants and provisions hereof or as may be otherwise set forth below, the Purchaser covenants and agrees that it will observe the following covenants on and after the date hereof and until the later of: (a) the last day the Purchaser holds any shares of Common Stock and (b) the one hundred fifty-first day after the third anniversary of the Signing Date:

        5.1 AETHER CAPITAL CALL RIGHTS. The Company shall have the right but not the obligation to require the Purchaser to purchase, and the Purchaser shall be obligated to purchase, additional shares of Common Stock as follows:

                (a) On written notice delivered (in accordance with Section 10.4) by the Company to the Purchaser during the sixty (60) day period ending on the first anniversary of the Signing Date, the Company may require the Purchaser to purchase, in which case the Purchaser shall purchase, from the Company either:

                        (i) Common Stock worth up to (as indicated in such written notice) Five Million Dollars ($5,000,000) plus the aggregate dollar value (calculated using the Purchased Share Price) of any 5% Initial Shares that would have been Purchased Shares but for the restrictions in Section 1.3; or

                        (ii) if (1) the Purchaser has exercised its put rights under Section 3.2 with respect to the Purchased Shares or (2) the Closing did not occur, then Common Stock worth up to (as indicated in such written notice) Ten Million Dollars ($10,000,000) (the aggregate purchase price indicated in such written notice, "YEAR 1 PRICE") (the shares purchased by the Purchaser pursuant to this Section 5.1(a), "YEAR 1 SHARES");

                provided that the Company may deliver only one such written notice pursuant to this Section 5.1(a). A closing of the sale and purchase of the Year 1 Shares (the "YEAR 1 CLOSING") shall take place immediately prior to the Company's filing with the Commission the Year 1 Registration Statement (the date of Year 1 Closing, "YEAR 1 CLOSING DATE"). The Year 1 Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C.

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20037, or such other place as shall be mutually agreed upon by the Company and the Purchaser. At the Year 1 Closing, the Company will deliver to the Purchaser evidence of entry on the Company's books and records that the Purchaser is the record holder of the Year 1 Shares upon receipt by the Company of payment of the Year 1 Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company in a written notice delivered to the Purchaser. The number of Year 1 Shares shall be equal (rounded up to the nearest whole number) to the Year 1 Price divided by the average of the closing prices per share of Common Stock for the twenty (20) trading days immediately prior to but excluding the thirtieth day after the first anniversary of the Signing Date as reported on the Nasdaq National Market or other comparable national exchange ("YEAR 1 SHARE PRICE").

                (b) On written notice delivered (in accordance with Section 10.4) by the Company to the Purchaser during the sixty (60) day period ending on the second anniversary of the Signing Date, the Company may require the Purchaser to purchase, in which case the Purchaser shall purchase, from the
Company:

                        (i) Common Stock worth up to (as indicated in such written notice) Five Million Dollars ($5,000,000) plus the aggregate dollar value (calculated using the Year 1 Share Price) of any 5% Shares that would have been Year 1 Shares but for the restrictions in Section 5.1(d); or

                        (ii) if the Purchaser has (1) exercised its put rights under Section 3.2 with respect to the Year 1 Shares or (2) failed to purchase the Year 1 Shares due to the occurrence of a Capital Call Condition, then Common Stock worth up to (as indicated in such written notice) Ten Million Dollars ($10,000,000) plus the aggregate dollar value (calculated using the Year 1 Share Price) of any 5% Shares that would have been Year 1 Shares but for the restrictions in Section 5.1(d); or

                        (iii) if (1) the Purchaser has exercised its put rights under Section 3.2 with respect to the Purchased Shares or the Closing did not occur, and (2) the Purchaser has exercised its put rights under Section 3.2 with respect to the Year 1 Shares or failed to purchase the Year 1 Shares due to the occurrence of a Capital Call Condition, then Common Stock worth up to (as indicated in such written notice) Fifteen Million Dollars ($15,000,000) (the aggregate purchase price indicated in such written notice, "YEAR 2 Price") (the shares purchased by the Purchaser pursuant to this Section 5.1(b), "YEAR 2 SHARES");

                provided that the Company may deliver only one such written notice pursuant to this Section 5.1(b). A closing of the sale and purchase of the Year 2 Shares (the "YEAR 2 CLOSING") shall take place immediately prior to the Company's filing with the Commission the Year 2 Registration Statement (the date of the Year 2 Closing, "YEAR 2 CLOSING DATE"). The Year 2 Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C. 20037, or such other place as shall be mutually agreed upon by the Company and the Purchaser. At the Year 2 Closing, the Company will deliver to the Purchaser evidence of entry on the Company's books and records that the Purchaser is the record holder of the Year 2 Shares upon receipt by the Company of payment of the Year 2 Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company in a written notice delivered to the Purchaser. The number of Year 2 Shares shall be equal (rounded up to the nearest whole number) to the Year 2 Price divided by the average of the

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closing prices per share of Common Stock for the twenty (20) trading days immediately prior to but excluding the thirtieth day after the second anniversary of the Signing Date as reported on the Nasdaq National Market or other comparable national exchange ("YEAR 2 SHARE PRICE").

                (c) On written notice delivered (in accordance with Section 10.4) by the Company to the Purchaser during the sixty (60) day period ending on the third anniversary of the Signing Date, the Company may require the Purchaser to purchase, in which case the Purchaser shall purchase, from the Company:

                        (i) Common Stock worth up to (as indicated in such written notice) Five Million Dollars ($5,000,000) plus the aggregate dollar value (calculated using the Year 2 Share Price) of any 5% Shares that would have been Year 2 Shares but for the restrictions in Section 5.1(d); or

                        (ii) if the Purchaser has (1) exercised its put rights under Section 3.2 with respect to the Year 2 Shares or (2) failed to purchase the Year 2 Shares due to the occurrence of a Capital Call Condition, then Common Stock worth up to (as indicated in such written notice) Ten Million Dollars ($10,000,000) plus the value (calculated using the Year 2 Share Price) of any 5% Shares that would have been Year 2 Shares but for the restrictions in
Section 5.1(d); or

                        (iii) if (1) the Purchaser has exercised its put rights under Section 3.2 with respect to the Year 2 Shares or failed to purchase the Year 2 Shares due to the occurrence of a Capital Call Condition, and (2) the Purchaser has exercised its put rights under Section 3.2 with respect to the Year 1 Shares or failed to purchase the Year 1 Shares due to the occurrence of a Capital Call Condition, then Common Stock worth up to (as indicated in such written notice) Fifteen Million Dollars ($15,000,000) plus the value (calculated using the Year 2 Share Price) of any 5% Shares that would have been Year 2 Shares but for the restrictions in Section 5.1(d); or

                        (iv) if (1) the Purchaser has exercised its put rights under Section 3.2 with respect to the Purchased Shares or the Closing did not occur, and (2) the Purchaser has exercised its put rights under Section 3.2 with respect to the Year 2 Shares or failed to purchase the Year 2 Shares due to the occurrence of a Capital Call Condition, and (3) the Purchaser has exercised its put rights under Section 3.2 with respect to the Year 1 Shares or failed to purchase the Year 1 Shares due to the occurrence of a Capital Call Condition, then Common Stock worth up to (as indicated in such written notice) Twenty Million Dollars ($20,000,000) (the aggregate purchase price indicated in such written notice, "YEAR 3 PRICE") (the shares purchased by the Purchaser pursuant to this Section 5.1(c), "YEAR 3 SHARES," and together with the Year 1 Shares and the Year 2 Shares, "CAPITAL CALL SHARES");

                provided that the Company may deliver only one such written notice pursuant to this Section 5.1(c). A closing of the sale and purchase of the Year 3 Shares (the "YEAR 3 CLOSING") shall take place immediately prior to the Company's filing with the Commission the Year 3 Registration Statement (the date of the Year 3 Closing, "YEAR 3 CLOSING DATE"). The Year 3 Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C. 20037, or such other place as shall be mutually agreed upon by the Company and the Purchaser. At the Year 3 Closing, the Company will deliver to the Purchaser evidence of entry on the Company's books and records that the Purchaser is the record holder of the Year 3 Shares upon receipt by the Company of payment of the Year 3 Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by

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the Company in a written notice delivered to the Purchaser. The number of Year 3
Shares shall be equal (rounded up to the nearest whole number) to the Year 3 Price divided by the average of the closing prices per share of Common Stock for the twenty (20) trading days immediately prior to but excluding the thirtieth day after the third anniversary of the Signing Date as reported on the Nasdaq National Market or other comparable national exchange.

                (d) Notwithstanding any provision of this Agreement to the contrary: (x) the Purchaser shall not be required to purchase more than the number of Year 1 Shares, Year 2 Shares, or Year 3 Shares (as appropriate) ("THRESHOLD SHARES") equal to one less than that number of shares that would result in the Purchaser's becoming the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of 5% or more of the Company's outstanding Common Stock determined by counting all shares of Common Stock issued by the Company to the Purchaser pursuant to this Agreement whether or not such shares have been sold by the Purchaser (other than shares repurchased by the Company pursuant to Section 3.2) (the difference between the number of Year 1 Shares, Year 2 Shares, or Year 3 Shares (as appropriate) and the number of Threshold Shares, "5% SHARES"); and (y) the Purchaser shall not be required to purchase the Year 1 Shares, the Year 2 Shares, or the Year 3 Shares (as appropriate) if, as of the Year 1 Closing Date, the Year 2 Closing Date, or the Year 3 Closing Date (respectively) any of the following conditions or events (each, a "CAPITAL CALL CONDITION") has occurred and is continuing: (i) the Common Stock is no longer listed on the Nasdaq National Market or a comparable national exchange; (ii) the Company is at that time the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary); (iii) the Company has materially breached either the PDLA or the Media Agreement and such breach has not been cured or waived; (iv) the PDLA or the Media Agreement has been terminated other than (1) as a result of the material breach of the PDLA by the Purchaser or of the Media Agreement by AOLTW or (2) pursuant to Section 13.5 of the PDLA or Section 6(e) of the Media Agreement.

        5.2 TED LEONSIS ON COMPANY BOARD. At the Company's request, the Purchaser shall use its reasonable best efforts to cause Ted Leonsis to begin serving on the Company's Board of Directors on the later of January 1, 2002, and thirty (30) days after the Commission declares the Purchased Shares Registration Statement effective. For the avoidance of doubt, and notwithstanding any other provision of this Agreement to the contrary, (a) any obligation imposed on the Purchaser by this Section 5.2 shall be deemed satisfied upon Ted Leonsis beginning to serve on the Company's Board of Directors, and (b) in accordance with Article SEVENTH(a) of the Company's Amended and Restated Articles of Incorporation, after beginning to serve on the Company's Board of Directors, Ted Leonsis shall hold office until the next annual meeting of the stockholders of the Company and until his successor is elected and qualified, or until he sooner resigns, is removed, or becomes disqualified.

        5.3     TRANSFER RESTRICTIONS; LEGENDS.

                (a) None of the Purchased Shares, Capital Call Shares, or any security issued in respect of any of the foregoing other than shares registered under an effective Registration Statement or eligible for resale pursuant to Rule 144 of the Securities Act ("RESTRICTED SECURITIES") shall be pledged, disposed of, conveyed, hypothecated, assigned or otherwise transferred (by operation of law or otherwise) (a "TRANSFER"); provided that the Company may in its sole discretion require that the Purchaser furnish the Company with an opinion of counsel (which counsel and

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opinion shall be reasonably acceptable to the Company) at the Purchaser's expense that explains eligibility for resale pursuant to Rule 144 of the Securities Act of any Purchased Shares, Capital Call Shares, or any security issued in respect of any of the foregoing; provided, further, that notwithstanding the foregoing, the Purchaser shall not be required to furnish the Company with an opinion of counsel explaining the eligibility of such securities for resale pursuant to Rule 144(k) of the Securities Act if the Purchaser has instead furnished the Company with evidence reasonably satisfactory to the Company that the Purchaser is in compliance with Rule 144(k) of the Securities Act. Notwithstanding the foregoing, the Purchaser may effectuate a Transfer of Restricted Securities to one or more Permitted Transferees, if (i) the Permitted Transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original purchaser hereunder and (ii) such Transfer is exempt from the registration requirements of the Securities Act and applicable state securities or "BLUE-SKY" laws; provided that the Company may in its sole discretion require that the Purchaser furnish the Company with an opinion of counsel (which counsel and opinion shall be reasonably acceptable to the Company) at the Purchaser's expense that explains any applicable exemptions from registration. The Purchaser and each Permitted Transferee will cause any Permitted Transferee (other than a transferee acquiring such securities in connection with a registered offering covering such disposition) to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions set forth in this Agreement. The Purchaser and any Permitted Transferee shall give the Company written notice of any proposed Transfer (with reasonable detail about the proposed Transfer) prior to effectuating the Transfer unless there is in effect an effective Registration Statement under the Securities Act covering the proposed Transfer.

                (b) Notwithstanding the restrictions on Transfer of Restricted Securities set forth in the first sentence of Section 5.3(a), and subject to the Purchaser's and such Permitted Transferee's compliance with applicable federal and state securities laws, rules, and regulations, nothing in this Agreement shall limit the ability of the Purchaser or any Permitted Transferee otherwise to:

                        (i) enter into transactions (including without limitation swaps, options, puts, calls, cashless collars, forward contracts, prepaid forward contracts, futures contracts, shorts, lending or borrowing of Common Stock and similar transactions and instruments) for bona fide hedging purposes (collectively, "HEDGING TRANSACTIONS") with respect to Restricted Securities at any average reference price;

                        (ii) pledge Restricted Securities as collateral pursuant to a bona fide financing transaction with an independent third party bank or other financial institution or as part of any Hedging Transactions and permit such independent third party bank or other financial institution or hedge party to realize on the collateral represented by such pledged Restricted Securities on the terms and conditions set forth in the agreements or instruments evidencing such financing transactions or Hedging Transactions; or

                        (iii) transfer Restricted Securities for the purpose of (a) a bona fide financing transaction, (b) a bona fide credit enhancement, or
(c) putting a bona fide limit on balance sheet or profit and loss statement effects on the Purchaser or its Affiliates of the investment in the Company, in each case, to a special purpose entity ("SPE") wholly or partially owned, directly or indirectly, by the Purchaser or one of its Affiliates to which is also transferred other investments of the Purchaser or its Affiliates; provided that the Purchaser or its Affiliates shall own, directly or indirectly, convertible securities of such SPE that, if converted, would cause the SPE to be an Affiliate of the Purchaser;

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                provided that any Person to whom the Purchaser or such Permitted
Transferee Transfers Restricted Securities pursuant to this Section 5.3(b) shall agree in writing with the Company to be bound by the terms of this Section 5.3; and provided further that (1) in no event shall any Transfer of Restricted Securities to any Person pursuant to this Section 5.3(b) confer on any such Person any right of the Purchaser or any Permitted Transferee under this Agreement other than under this Section 5.3 nor shall any such Transfer relieve the Purchaser or any Permitted Transferee of any of their respective obligations under this Agreement; and (2) nothing in this Section 5.3(b) shall place the Company under any additional obligation to act or refrain from acting.

                (c) The certificates representing the Restricted Securities shall bear a legend evidencing such restriction on transfer substantially in the following form:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE-NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO AETHER SYSTEMS, INC. ("Company"), THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR, IN THE CASE OF A SALE, OFFERING FOR SALE, PLEDGE, OR HYPOTHECATION PURSUANT TO RULE 144(K) OF THE ACT, IN THE ABSENCE OF EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT THE HOLDER IS IN COMPLIANCE WITH RULE 144(K) OF THE ACT."

The Purchaser and each Permitted Transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on Transfer in this
Section 5.3. The Company shall be obligated to reisssue promptly unlegended certificates at the request of the Purchaser or any Permitted Transferee if such party shall have (i) obtained an opinion of counsel at such party's expense (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that the securities proposed to be Transferred may be lawfully so Transferred without registration, qualification or legend or (ii) provided the Company with evidence reasonably satisfactory to the Company that such party is in compliance with Rule 144(k) of the Securities Act.

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                                   ARTICLE VI

                      CONDITIONS OF PURCHASER'S OBLIGATION

        6.1 EFFECT OF CONDITIONS. The obligation of the Purchaser to purchase and pay for the Purchased Shares pursuant to this Agreement shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VI as of the Closing Date.

        6.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date. The Company shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing, signed by its Chief Executive Officer or Chief Financial Officer certifying that, to the best of such Person's knowledge, the statements in the preceding two sentences are true and correct.

        6.3 OPINION OF COUNSEL. The Company shall have delivered to Purchaser an opinion of Wilmer, Cutler & Pickering in form and substance reasonably satisfactory to the Purchaser but addressing only the matters set forth in Exhibit C.

        6.4 PRODUCT DEVELOPMENT AND LICENSing AGREEMENT. The Company and the Purchaser shall have executed the Product Development and Licensing Agreement substantially in the form of Exhibit A attached hereto (the "PDLA").

        6.5 MEDIA AGREEMENT. The Company and AOL Time Warner, Inc. ("AOLTW") shall have executed the AOLTW Promotional Agreement substantially in the form of Exhibit B attached hereto (the "MEDIA AGREEMENT").

        6.6 CONSENTS AND WAIVERS. The Company shall have obtained all consents or waivers necessary to execute this Agreement, to issue the Purchased Shares and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Purchased Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

        6.7     TIMING. Sixty (60) days shall not have elapsed from the Signing
Date.

                                  ARTICLE VII

                     CONDITIONS OF THE COMPANY'S OBLIGATION

        7.1 EFFECT OF CONDITIONS. The Company's obligation to sell the Purchased Shares shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VII.

        7.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material

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respects on the date of the Closing with the same effect as though made on and as of that date. The Purchaser shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

        7.3 PRODUCT DEVELOPMENT AND LICENSING AGREEMENT. The Company and the Purchaser shall have executed the PDLA.

        7.4 MEDIA AGREEMENT. The Company and AOLTW shall have executed the Media Agreement.

        7.5 PRESS RELEASE. The Purchaser shall have issued to the public on the date of this Agreement a press release in the form attached hereto as Exhibit D ("PRESS RELEASE").

                                  ARTICLE VIII

                          REGISTRATION RIGHTS AGREEMENT

        8.1 CERTAIN DEFINITIONS. As used in this Article VIII, the following terms shall have the following meanings:

        "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "REGISTRABLE SECURITIES" means any of (i) Purchased Shares and Capital Call Shares (if any) and (ii) any other securities issued or issuable with respect to the Purchased Shares or the Capital Call Shares (if any) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective under the Securities Act by the Commission and such Registrable Security has been disposed of pursuant to such effective Registration Statement,
(ii) such Registrable Security has been sold pursuant to Rule 144 under the Securities Act or may be resold, without any limitation as to volume, pursuant to Rule 144 under the Securities Act (or a comparable successor rule or regulation), or otherwise may be publicly resold without registration under the Securities Act and without any limitation as to volume or other material restriction, or (iii) such Registrable Security is no longer held by a Rights Holder.

        The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the acceleration of the effectiveness of such registration statement.

        "REGISTRATION STATEMENT" shall mean any of the Purchased Shares Registration Statement, the Year 1 Registration Statement, the Year 2 Registration Statement, and the Year 3 Registration Statement.

        "REGISTRATION EXPENSES" shall mean all expenses, incurred by the Company or any Rights Holder in complying with Section 8.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for

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the Company, blue sky fees and expenses, stock transfer taxes applicable to the securities registered by each Rights Holder, all fees and disbursements of one
(1) counsel for the Rights Holders, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company provided, however, that the Registration Expenses shall not include any and all Selling Expenses).

        "RIGHTS HOLDER" shall mean the Purchaser, any Permitted Transferee or any other Person to whom the registration rights granted hereunder have been assigned under Section 8.7 hereof.

        "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions.

        8.2     REGISTRATION OF REGISTRABLE SECURITIES.

                (a) Subject to the terms and conditions of this Agreement, the Company shall file with the Commission, on each of the Closing Date, the Year 1 Closing Date, the Year 2 Closing Date, and the Year 3 Closing Date, a registration statement on Form S-3 to register for resale, respectively: (i) the Purchased Shares and any securities issued or issuable with respect thereto that are Registrable Securities ("PURCHASED SHARES REGISTRATION STATEMENT"), (ii) the Year 1 Shares and any securities issued or issuable with respect thereto that are Registrable Securities ("YEAR 1 REGISTRATION STATEMENT"), (iii) the Year 2 Shares and any securities issued or issuable with respect thereto that are Registrable Securities ("YEAR 2 REGISTRATION STATEMENT"), and (iv) the Year 3 Shares and any securities issued or issuable with respect thereto that are Registrable Securities ("YEAR 3 REGISTRATION Statement"). The Company shall use its reasonable best efforts to cause each Registration Statement to become effective as soon as possible after filing and to remain effective for the period ending on the earlier of (x) the Termination Date for such Registration Statement (except as may otherwise be provided in Section 8.8 with respect to Ted Leonsis's membership on the Company's Board of Directors), and (y) the date on which there are no Registrable Securities covered by that Registration Statement.

                        Each Registration Statement shall be filed as a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) and shall cover the disposition of all Registrable Securities covered by that Registration Statement in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may reasonably be specified by Purchaser; provided, however, that the Purchaser may not request an underwritten offering (i) unless the underwritten offering is for the sale of Purchased Shares and would result in gross proceeds of at least the Purchase Price (exclusive of underwriter fees, discounts and commissions) and (ii) such underwritten offering shall not take place any time during the six-month period immediately following the date of this Agreement. The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective (in accordance with the last sentence of the first paragraph of this Section 8.2(a)), and in furtherance of such obligation, shall supplement or amend such Registration Statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations.

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                (b)     If any Rights Holder intends to distribute Registrable
Securities by means of an underwriting as set forth in Section 8.2(a), it shall so advise the Company and the Company shall promptly amend the prospectus as may be necessary to reflect the terms of such underwriting. The Company shall have the right to select the managing underwriter for offering; provided, that such managing underwriter shall be approved by such Rights Holder, such approval not to be unreasonably withheld or delayed. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                (c) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a Registration Statement, a majority of the Board of Directors of the Company determines, in its good faith business judgment, that the offering or sale of Registrable Securities covered by such Registration Statement would materially interfere with or otherwise materially adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its Affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time and the disclosure of which would be materially adverse to the interests of the Company, then the Company may require the suspension of the distribution of any Registrable Securities under that Registration Statement (a "BLACKOUT PERIOD") by giving written notice to the Rights Holders; provided that the Company may not impose such Blackout Period unless its executive officers are under substantially similar restrictions. Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event that such notice is given, then until a majority of the Board of Directors of the Company has determined, in its good faith business judgment, that such distribution would no longer materially interfere with the matters described in the preceding sentence and has given written notice thereof to the Rights Holders, the Company's obligations under this Article VIII to update or keep current such Registration Statement and the Rights Holders right to sell Registrable Securities pursuant to such Registration Statement will be suspended, provided, that such suspension shall not exceed the first to occur of (x) the filing of the Company's next filing with the Commission and (y) 120 days.

                (d) Notwithstanding anything to the contrary in this Agreement, if requested at any time by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, each Rights Holder shall not sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Rights Holder for a period of up to 120 days following the effective date of a registration statement covering securities of the Company to be sold on its behalf to the public in an underwritten offering. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of such 120-day period. Any Rights Holder receiving any written notice from the Company regarding the Company's plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement. Notwithstanding the foregoing, the Company may not impose any such stop-transfer instructions unless its executive officers are under substantially similar restrictions.

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                (e)     Notwithstanding Section 8.2(c) and Section 8.2(d) above,
the Company shall only have the right to impose (i) a Blackout Period under
Section 8.2(c) and (ii) a stop transfer order under Section 8.2(d) for up to an aggregate of 120 days in any 360 day period.

        8.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Section 8.2 shall be borne by the Company. Selling Expenses shall be borne by the Rights Holders based upon the number of Registrable Securities sold by each Rights Holder in such registration.

        8.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Rights Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

                (a) Prepare and furnish to the Rights Holders and to the underwriters (if any) of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus (any supplements or revisions thereto required under the Securities
Act) and such other documents as each Rights Holder and underwriters may reasonably request in order to facilitate the public offering of such securities and make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to each Rights Holder prior to the filing thereof as each Rights Holder, its counsel, or underwriters may reasonably request.

                (b) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, submit to taxation or to file a general consent to service of process in any such states or jurisdictions.

                (c) Notify the Rights Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and to promptly prepare and file all amendments or supplements and related revised prospectuses as shall be required under the Securities Act as a result of such untrue statements or omissions.

                (d) Use its reasonable best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the Commission), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of a twelve (12) month period after the Closing Date (or within ninety (90) days after the end of a fiscal year).

        Each Rights Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (c) above, will forthwith discontinue, and cause its Affiliates to discontinue, disposition of the Registrable Securities until its receipt of the copies of

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the supplemented or amended prospectus contemplated by paragraph (c) above or until advised in writing by the Company that the use of the prospectus may be resumed and it has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, each Rights Holder will deliver to the Company or destroy all copies, other than permanent file copies then in the possession of such Rights Holder or its Affiliates, of the prospectus required to be supplemented or amended.

        8.5     INDEMNIFICATION.

                (a) With respect to any registration of Registrable Securities, the Company will indemnify each Rights Holder, its officers and directors and each person controlling such Rights Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Rights Holder, its officers, directors and partners, and each person controlling such Rights Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Rights Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or Rights Holder, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission or alleged omission giving rise to the loss, liability, claim or damage.

                (b) With respect to any registration of Registrable Securities, each Rights Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such Registration Statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or

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based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Rights Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of a Rights Holder under this Section 8.4(b) shall be limited to and in proportion to an amount equal to the net proceeds received by such Rights Holder from the sale of the Registrable Securities sold by such Rights Holder pursuant to such Registration Statement. In no event will any Rights Holder be required to enter into any agreement or undertaking for the benefit of the Company in connection with any registration under this Agreement providing for any indemnification or contribution obligations on the part of such Rights Holder greater than such Rights Holder's obligations under this Section 8.4(b).

                (c)     Each party entitled to indemnification under this
Section 8.4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification from any Indemnifying Party for any amounts paid in any settlement effected without the consent of the Indemnifying Party.

                (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party.

        8.6 CONDITIONS. The Company's obligations to each Rights Holders under this Article VIII will be conditioned on compliance with the following:

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                (a)     Such Rights Holder and its Affiliates will cooperate
with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such Registration Statement effective, such Rights Holder and its Affiliates will provide to the Company, in writing and in a timely manner, for use in such Registration Statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related prospectus covering the applicable Registrable Securities owned by such Rights Holder and to maintain the accuracy, completeness and effectiveness thereof;

                (b) During such time as such Rights Holder and its Affiliates may be engaged in a distribution of the Registrable Securities, such Rights Holder and its Affiliates will comply with all applicable laws, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Registrable Securities acquired by it solely in the manner described in the applicable Registration Statement; and (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Rights Holder or any of its Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; provided that the Company shall provide such Rights Holder with an adequate number of copies thereof;

                (c) Such Rights Holder and its Affiliates will permit the Company and its representatives and agents to examine such documents and records, and will supply in a timely manner any information as they may reasonably request, in connection with the offering or other distribution of Registrable Securities by such Rights Holder; and

                (d) On notice from the Company of the happening of any of the events specified in Section 8.4(c), or that requires the suspension by such Rights Holder or its Affiliates of the distribution of any of the Registrable Securities owned by such Rights Holder, then such Rights Holder and its Affiliates will immediately cease offering or distributing the Registrable Securities owned by such Rights Holder until the offering and distribution of the Registrable Securities owned by such Rights Holder may recommence in accordance with the terms hereof and applicable law.

        8.7 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Purchaser under this Article VIII may be assigned or transferred to any Permitted Transferee of any of the Registrable Securities.

        8.8 TERMINATION OF REGISTRATION RIGHTS. All of the Company's obligations to register Registrable Securities covered by a Registration Statement (including without limitation to keep the Registration Statement covering such Registrable Securities effective) shall terminate, if not previously terminated pursuant to the terms of Section 8.2(a), two (2) years from the date of the effectiveness of such Registration Statement (the "TERMINATION DATE"); provided that if Ted Leonsis remains a member of the Company's Board of Directors on the Termination Date, then the Termination Date with respect to such Registration Statement shall automatically extend until the earlier of (a) three (3) months after the first day on which Ted Leonsis is no longer a member of the

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Company's Board of Directors and (b) three (3) years from the date of the effectiveness of such Registration Statement.

                                   ARTICLE IX

                               CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "AFFILIATE" of any Person shall mean any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

        "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon the business, financial condition, assets, or results of operations of the Company and its subsidiaries taken as a whole, or the Purchaser, as the context shall require.

        "PERMITTED TRANSFEREE" shall mean with respect to the Purchaser (i) an Affiliate of the Purchaser and (ii) a successor of the Purchaser or of any Permitted Transferee.

        "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

                                   ARTICLE X

                                  MISCELLANEOUS

        10.1 SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement, other than those in the fourth sentence of Section 2.1 and in Sections 2.4 and 4.1(a), shall terminate on, and no claim or action with respect thereto may be brought after, the second anniversary of the Signing Date.

        10.2 PARTIES IN INTEREST. All covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto (including Permitted Transferees of any of the Purchased Shares). Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that the Purchaser may disclose such terms to their investors in the ordinary course and except that the Company may disclose such terms to its stockholders, accountants, bankers and advisors in the ordinary course.

        10.3 AMENDMENTS AND WAIVERS. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively

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or prospectively) upon the written consent of the Company and the Purchaser (or the Rights Holder, as applicable). This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof, including without limitation the draft letter of intent circulated among the parties hereto.

        10.4 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchaser at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:            Aether Systems, Inc.
                        11460 Cronridge Drive
                        Owings Mills, MD 21117
                        Attention: David Oros, Chairman and CEO
                        Tel:    (410) 654-6400
                        Fax:    (410) 902-4720
                        E-mail: doros@aethersystems.com

with copy to:           Wilmer, Cutler & Pickering
                        2445 M Street, N.W.
                        Washington, D.C. 20037
                        Attention: Mark Dewire, Esq.
                        Tel:    (202) 663-6000
                        Fax:    (202) 663-6363
                        E-mail: mdewire@wilmer.com

Purchaser:              America Online, Inc.
                        22000 AOL Way
                        Dulles, VA 20166
                        Attention: Lynda Clarizio, Senior Vice President,
                                   Business Affairs and Development
                        Tel:    703-265-1311
                        Fax:    703-265-2996
                        E-mail: clarily@aol.com

with copy to:           Arnold & Porter
                        1600 Tysons Boulevard
                        McLean, Virginia  22102-4865
                        Attention: Robert B. Ott, Esq.
                        Tel:    (703) 720-7005
                        Fax:    (703) 720-7399
                        E-mail: robert_ott@aporter.com

        All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent seven (7) days following the date on which mailed, or on the date on

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which delivered by hand, by facsimile transmission or e-mail (receipt confirmed), as the case may be, and addressed as aforesaid.

        10.5 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

        10.6 COUNTERPARTS. This Agreement and any schedule or exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

        10.7 EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof.

        10.8 GOVERNING LAW. The parties hereby agree that this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles. In the event of a dispute under this Agreement, the Parties shall work in good faith to promptly resolve the dispute; provided that, if they cannot do so, the dispute will be submitted to a committee made up of a senior executive from each of the Purchaser and the Company for resolution within a ten (10) day period. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the dispute unless and until the Parties have been unable to amicably resolve the dispute as described in the previous sentence. In that event, any claim or action shall be brought a court of competent jurisdiction in the State of New York. Each party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement or otherwise arising under or by reason of this Agreement.

        10.9 ASSIGNMENT. This Agreement may not be assigned by the Purchaser or any Rights Holders except that the Purchaser and any Permitted Transferee has the right to assign or transfer any of its rights pursuant to this Agreement in connection with (and in proportion to) its transfer of securities purchased hereunder to any Permitted Transferee in accordance with Sections 5.3 and 8.7. The Company may not assign or transfer any of its rights pursuant to this Agreement unless the Company first obtains the express written consent of the Purchaser, except in connection with a sale of the Company or substantially all of its assets, which shall not require the Purchaser's consent. Any transferee, assignee or successor in interest shall be bound by the terms of this Agreement. Any assignment in violation of the terms of this Agreement shall be null and void ab initio.

        10.10 REMEDIES. The parties stipulate that the remedies at law of the other party in the event of any breach or default or threatened breach or default by the other party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any provision of this Agreement or by an injunction against a violation of any of the terms thereof or otherwise.

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        10.11   WAIVER OF JURY TRIAL. Each of the Company and the Purchaser
hereby expressly waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this Agreement. The Company and the Purchaser also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any party. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and the Purchaser further warrant and represent that each has reviewed this waiver with its legal counsel, and that each voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable and may only be modified either orally or in amendments, renewals, supplements or modifications to this agreement, any other related agreement or the purchased shares. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

        10.12 PUBLICITY. The Parties shall cooperate and work together in good faith to release a mutually agreeable statement to the press regarding the relationship of the Parties resulting from this Agreement, the PDLA, and the Media Agreement promptly after execution of all such documents; provided that except as and to the extent required by law or permitted by either the PDLA or the Media Agreement, neither the Company, the Purchaser, nor any Affiliate of the Purchaser will make, and each will direct its representatives not to make, directly or indirectly, any public comment, statement or communication (including press releases and the like) with respect to, or otherwise to disclose or permit the disclosure of the existence of discussions regarding this business arrangement, this Agreement or the terms thereof, without the prior written consent of the other Party. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, and all other promotional materials related to the transactions contemplated hereunder or using the other Party's Marks (as defined in the PDLA). If a Party is required by law to release information in contravention of this Section 10.12 ("DISCLOSURE"), it must, to the extent legally permitted, (a) provide the other Party with at least five (5) business days prior written notice of such proposed disclosure, to the extent reasonably practicable, as well as the content of the Disclosure, the reasons that such Disclosure is required by law and the time and place that the Disclosure will be made and (b) to the extent reasonably requested by the other Party, will use commercially reasonable efforts to obtain confidential treatment, if available, of any portion of the Disclosure and/or redact certain portions prior to such Disclosure.

                                   ARTICLE XI

                                   DEFINITIONS

     Term                                                                                                       Page
     ----                                                                                                       ----
5% INITIAL SHARES.................................................................................................2
5% SHARES........................................................................................................10
ACCREDITED INVESTOR...............................................................................................5
AFFILIATE........................................................................................................21

                                       24
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
AGREEMENT.........................................................................................................1
AOLTW............................................................................................................13
BLACKOUT PERIOD..................................................................................................16
BLUE-SKY.........................................................................................................11
CAPITAL CALL CONDITION...........................................................................................10
CAPITAL CALL SHARES...............................................................................................9
CLOSING...........................................................................................................1
COMMISSION.......................................................................................................14
COMMON STOCK......................................................................................................1
COMPANY...........................................................................................................1
COMPANY REPORTS...................................................................................................3
DISCLOSURE.......................................................................................................24
EXCHANGE ACT......................................................................................................3
GAAP..............................................................................................................3
GOVERNMENTAL ENTITY...............................................................................................2
HEDGING TRANSACTION..............................................................................................11
INDEMNIFIED PARTY................................................................................................19
INDEMNIFYING PARTY...............................................................................................19
INITIAL THRESHOLD SHARES..........................................................................................2
MATERIAL ADVERSE EFFECT..........................................................................................21
MEDIA AGREEMENT..................................................................................................13
PARTIES...........................................................................................................1
PARTY.............................................................................................................1
PDLA.............................................................................................................13
PERMITTED TRANSFEREE.............................................................................................21
PERSON...........................................................................................................21
PREFERRED STOCK...................................................................................................3
PRESS RELEASE....................................................................................................14
PURCHASE PRICE....................................................................................................1
PURCHASED SHARE PRICE.............................................................................................1
PURCHASED SHARES..................................................................................................1
PURCHASED SHARES REGISTRATION STATEMENT..........................................................................15
PURCHASER.........................................................................................................1
REGISTER.........................................................................................................14
REGISTERED.......................................................................................................14
REGISTRABLE SECURITIES...........................................................................................14
REGISTRATION.....................................................................................................14
REGISTRATION EXPENSES............................................................................................14
REGISTRATION STATEMENT...........................................................................................14
RELEASE...........................................................................................................1
RESTRICTED SECURITIES............................................................................................10
RIGHTS HOLDER....................................................................................................15
SECURITIES ACT....................................................................................................3
SELLING EXPENSES.................................................................................................15
SIGNING...........................................................................................................1
SIGNING DATE......................................................................................................1

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
SPE..............................................................................................................11
TERMINATION DATE.................................................................................................20
THRESHOLD SHARES.................................................................................................10
TRANSFER.........................................................................................................10
YEAR 1 CLOSING....................................................................................................7
YEAR 1 CLOSING DATE...............................................................................................7
YEAR 1 PRICE......................................................................................................7
YEAR 1 REGISTRATION STATEMENT....................................................................................15
YEAR 1 SHARE PRICE................................................................................................8
YEAR 1 SHARES.....................................................................................................7
YEAR 2 CLOSING....................................................................................................8
YEAR 2 CLOSING DATE...............................................................................................8
YEAR 2 PRICE......................................................................................................8
YEAR 2 REGISTRATION STATEMENT....................................................................................15
YEAR 2 SHARE PRICE................................................................................................9
YEAR 2 SHARES.....................................................................................................8
YEAR 3 CLOSING....................................................................................................9
YEAR 3 CLOSING DATE...............................................................................................9
YEAR 3 PRICE......................................................................................................9
YEAR 3 REGISTRATION STATEMENT....................................................................................15
YEAR 3 SHARES.....................................................................................................9

                            (Signature page follows)

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                              AETHER SYSTEMS, INC.
                         COMMON STOCK PURCHASE AGREEMENT
                           COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed and delivered as of the date first above written.


THE COMPANY:

AETHER SYSTEMS, INC.

By:    /s/ David S. Oros
       -----------------------------------
Name:      David S. Oros
       -----------------------------------
Title:     CEO
       -----------------------------------


PURCHASER:

AMERICA ONLINE, INC.

By:    /s/ Lynda Clarizio
       -----------------------------------
Name:      Lynda Clarizio
       -----------------------------------
Title:     Senior Vice President
       -----------------------------------

                                                                             S-1